EXHIBIT 10.7

Dated: November 26, 2018

NATURE’S BEST BRANDS, INC.

305 W. Woodard Street, Suite 221

Denison, TX 75020

Re:  Note Purchase Agreement

Ladies and Gentlemen:

            The undersigned purchaser (the “Purchaser”) hereby agrees to purchase from Nature’s Best Brands, Inc., a Florida corporation (the “Company”), the Company’s non-interest bearing convertible note due November 30, 2019 (the “Note,” and, together the other notes of like tenor issues pursuant to note purchase agreements, the “Notes”) set forth on the signature page of this Agreement at a purchase price equal to five-sixths of the principal amount of the Note, representing a principal amount which is 120% of the purchase price.  The Notes shall be in substantially the form of Exhibit A to this Agreement.  The Company is offering up to $900,000 principal amount of Notes (for a total purchase price of $750,000); however, there is no minimum principal amount of Notes which must be sold. The Company may, in its sole discretion and without notice to the Purchaser, increase the principal amount of Notes being offered.  The Notes will be sold in the minimum principal amount of $60,000 (for a $50,000 purchase price); however, the Company may, in its sole discretion, accept subscriptions for an investment of less than $50,000.

1. The Purchaser shall pay the Purchase Price by wire transfer in accordance with instructions by the Company contemporaneously with the execution of this Agreement.

2. The Company represents and warrants to the Purchaser as follows:

(a) The Company is a corporation organized, validly existing and in good standing under the laws of the State of Florida, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted. The Company has not failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would materially and adversely affect the business, properties, prospects or financial conditions of the Company (a “Material Adverse Effect”).

(b) This Agreement and the Notes have been authorized by board of directors of the Company and, when executed by the Company and the Purchaser, will constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except that remedies that the grant equitable relief are in the discretion of the court.

(c) Upon issuance, the Conversion Securities, as defined in the Notes, will have been authorized by the Company’s board of directors and the Conversion Securities, when issued pursuant to the terms of the Notes will be free of restrictions on transfer other than restrictions on transfer under the Securities Act and other applicable state and federal securities laws and restrictions incurred by the Purchaser or to the which the Purchaser is subject.

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(d) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any asses of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e) There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Notes or the right of the Company to enter into this Agreement, to issue the Notes or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, if determined adversely to the Company, in a Material Adverse Effect. The Company is not a party to, or to the Company’s knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality.

(f) Subject in part to the truth and accuracy of the Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(g) The Company has provided the Purchaser with all the information reasonably available to the Company that the Purchaser has requested for deciding whether to purchase the Notes. The Purchaser acknowledges that the Company’s filings under the Securities Act and the Securities Exchange Act of 1934 are available to the public through the Securities and Exchange Commission’s EDGAR system.

(h) Neither the Company nor any of its executive officers, directors, 10% of greater equity holders (nor any other Company-related person covered by the applicable statute) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act or disclosure requirements of Rule 506(e). In 2001, the SEC filed an action filed against Larry Biggs, Jr., a director and chief executive officer of the Company, and others seeking an injunction and civil penalties against Mr. Biggs and others, who were former officers of MAX Internet Communications, Inc. In settling the matter, the defendants agreed to accept permanent injunctions barring future violations of the anti-fraud, record-keeping and reporting provisions of the federal securities laws and Mr. Biggs paid a $40,000 penalty.

(i) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3. The Purchaser hereby represents, warrants, covenants and agrees as follows:

(a) The Purchaser understands that the offer and sale of the Notes is being made only by means of this Agreement. The Purchaser understands that the Company has not authorized the use of, and the Purchaser confirms that he is not relying upon, any other information, written or oral, other than material contained in this Agreement. The Purchaser is aware that the purchase of the Notes involves a high degree of risk and that the Purchaser may sustain, and has the financial ability to sustain, the loss of his entire investment. The Purchaser understands that the Company is operating at a loss, and can give no assurance that the Company will ever be profitable, and the Company will need additional financing both to enable it to pay the Notes when they become due and for its operations, and the failure of the Company to raise additional funds when required is likely to have a material adverse effect upon its business and its ability to pay the Notes and to continue in business, and any financing may result in dilution to the Company’s stockholders. In purchasing the Notes, the Purchaser is not relying upon any projections, forecasts or any statements of any kind relating to future revenue, earnings, operations or cash flow. Further, the Purchaser understands that in the event that that Company is not able to sell all of the $750,000 principal amount of Notes offered, the Company may not have sufficient funds for its immediate cash requirement.

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(b) In connection with its purchase of the Notes, the Purchaser understands that the Company’s business is subject to numerous risks, including the risk that the Company may not be able to sell all of the Notes offered. In this connection, the Purchaser understands that, until recently, the Company, through its subsidiaries, operated four restaurants that offer healthy food, coffee and juice, two in Panama and two in California, and that such business has been substantially discontinued. The Company intends to negotiate a non-exclusive distribution agreement with a manufacturer of medical device systems used for various forms of screening which provides physicians and medical professionals with useful data utilized for maximizing the management of patients’ health, and upon entering into such an agreement, to market the equipment. The Company has never generated any revenue from such business, and the Company can give no assurance that it can or will ever successfully negotiate a distribution agreement on acceptable terms, compete in the marketing of medical equipment, operate profitably or generate positive cash flow. The Purchaser is familiar with the medical equipment business and the significant risks involved in entering into such a business, and the Purchaser has the ability to evaluate the risks inherent in the purchase of debt securities issued by a pre-revenue company that proposes to be engaged in the medical equipment field.

(c) The Purchaser understands that there is no minimum offering and, accordingly, it is possible that the Company may not sell any Notes other than those previously sold, if any, and the Notes purchased by the Purchaser. The failure of the Company to sell all of the Notes offered may impair its ability to develop its business and operations.

(d) The Purchaser is an accredited investor and the information set forth in the Accredited Investor Questionnaire, which is set forth as Exhibit B, is true and correct.

(e) The Purchaser is a sophisticated investor, with significant prior investment experience, including investment in non-listed and non-registered securities and investments in early stage, pre-revenue companies. The Purchaser is knowledgeable about investment considerations in unregistered and restricted securities and securities issued by early-stage development companies with no history or revenue or earnings. The Purchaser has a sufficient net worth to sustain a loss of his or her entire investment in the Company and recognizes the possibility that he or she may sustain the loss of his or her entire investment. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Notes will not cause such commitment to become excessive. The investment is a suitable investment for the Purchaser. The Purchaser has engaged its own counsel, accountants and investment advisors to the extent that the Purchaser deems it necessary. Further, the Purchaser understands that the Conversion Securities are securities to be issued in a private placement, the terms of which and the nature of the Conversion Securities have not been determined. The Company has given no assurance that it will be able to raise funds in a private placement prior to the maturity date of the Note, and its failure to do so may impair its ability to pay the principal amount of the Notes at maturity as well as its ability to develop its business.

(f) The Purchaser understands that he or she has no registration rights with respect to the Conversion Securities, which means that the Company has no obligation to take any steps to enable the Purchaser to sell any Conversion Securities.

(g) The Purchaser is acquiring the Notes, and upon conversion, the Conversion Securities for investment and not with a view to the sale or distribution thereof, for the Purchaser’s own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Notes; is aware that the Notes and Conversion Securities are restricted securities within the meaning of Rule 144 of the SEC under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration.

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(h) The Purchaser will not transfer any Notes or Conversion Securities except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to it as to the availability of any exemption.

(i) If the Purchaser is a citizen or resident of any country other than the United States, the Purchaser has taken such steps as he deems necessary to satisfy itself that the purchase of the Noes by the Purchase is not in violation of the laws of such country.

(j) The Purchaser represents and warrants that no broker or finder was involved directly or indirectly in connection with the Purchaser’s purchase of the Notes pursuant to this Agreement. The Purchaser shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Purchaser’s warranty contained in this Section 3(j).

(k) The Purchaser has a pre-existing relationship with the Company and its management (“preexisting relationship”). A preexisting relationship includes any relationship consisting of personal or business contacts of a nature to enable an issuer to evaluate a prospective investor’s sophistication, financial circumstances, and ability to understand the nature and risks related to an investment in the issuer.

(l) The Purchaser acknowledges and agrees that the Company will refuse to register any transfer of the Notes and Conversion Securities that is not made pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(m) No person has made to the Purchaser any written or oral representations:

(i) that any person will resell or repurchase any Notes or Conversion Securities;

(ii) that any person will refund the Purchase Price of any of the Notes;

(iii) as to the future price or value of the Notes or the Conversion Securities; or

(iv) the terms of any Conversion Securities.

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(n) The funds used to pay the Purchase Price were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations or (ii) anti-money laundering and similar laws and regulations of the country in which the Purchaser is a citizen or resident. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(o) To the best of the Purchaser’s knowledge, none of: (i) the Purchaser; (ii) any person controlling or controlled by the Purchaser; (iii) any person having a beneficial interest in the Purchaser; or (iv) any person for whom the Purchaser is acting as agent or nominee in connection with the purchase of the Notes:

(i) is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations; or

(ii) is a senior foreign political figure[1], or any immediate family[2] member or close associate[3] of a senior foreign political figure, as such terms are defined in the footnotes below.

(p) The Purchaser is not affiliated with a non-U.S. banking corporation.

(q) The Purchaser’s address set forth on the signature page is the Purchaser’s true and correct address.

(r) The information provided in the Purchaser’s accredited investor questionnaire, which is Exhibit B, is true and correct in all respects. The Purchaser will promptly notify the Company in the event of any change in the Purchaser’s status as an accredited investor.

(s) The Purchaser understands that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein, and the Purchaser acknowledges that he is not relying on any representation or warranty by the Company except as expressly set forth in this Agreement.

(t) Neither the Purchaser nor any affiliate of the Purchaser is a “bad actor” as defined in Section 506(d) of the SEC pursuant to the Securities Act.

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1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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4.            (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, term sheets and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b) All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier or e-mail, upon the date of receipt provided that receipt is acknowledge by the recipient. Notices shall be sent to the Company or the Purchaser at the address set forth on the signature page of this Agreement to the attention of the person who executed this Agreement on behalf of such party. Any party may, by like notice, change the address, person, telecopier number or e-mail to which notice shall be sent.

(c) This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the County of New York in the State of New York, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 4(b) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

(d) THE COMPANY AND THE PURCHASER WAIVE THE RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

(e) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(g) Words importing the singular number only shall include the plural and vice versa, words importing the masculine, feminine or neuter gender shall include the other genders.

(h) The representations, warranties and covenants set forth in this Agreement or in any other writing delivered in connection with this Agreement and the purchase the Units shall survive the issuance of the Units.

(i) Each party shall pay its own expenses in connection with this Agreement

(j) If less than a complete copy of this Agreement is delivered to the Company, the Company and its advisors (including legal counsel) are entitled to assume that the Purchaser accepts and agrees, and the Purchaser shall be deemed to have accepted and agreed, to all of the terms and conditions of the pages not delivered unaltered.

[Signatures on following page]

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Please confirm your agreement with the foregoing by signing this Agreement where indicated.  If the Purchaser is purchasing as joint tenants, tenants in common, joint tenants with right of survivorship (JTROS) or as community property owners, all Purchasers should sign a signature page and provide the required identification.

Principal Amount of Notes Being Purchased: $98,400

Purchase Price: $82,000

Purchaser:
/s/ Doug Samuelson Signature of Purchaser
Name: Doug Samuelson. Title: CFO
Address of Purchaser:6025 Macadam Ct., Agoura Hills, CA 91301
Telecopier of Purchaser: NA E-mail of Purchaser: doug.samuelson@yahoo.com
Social Security or Taxpayer Identification Number of Purchaser: Please attach copy of passport of government-issued identification

Accepted this      day of             , 2018

AGREED TO:
NATURE’S BEST BRANDS, INC. 305 W. Woodard Street, Suite 221 Denison, TX 75020 Email: Larry@LarryBiggs.com Telecopier:	NATURE’S BEST BRANDS, INC. By: /s/ Lawrence Biggs Name: Lawrence Biggs Title: Chief Executive Officer

[Signature page to Nature’s Best Brands, Inc. Note Purchase Agreement]

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Exhibit A

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: November 26, 2018	$98,400

NON-INTEREST BEARING CONVERTIBLE NOTE DUE NOVEMBER 30, 2019

FOR VALUE RECEIVED, Nature’s Best Brands, Inc.., a Florida corporation (the “Company”) promises to pay to Doug Samuelson or registered assigns (the “Holder”), the principal sum of $98,400 on November 30, 2019 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder. This Note and the other notes of like tenor issued pursuant to the Note Purchase Agreement are collectively referred to as the “Notes.” This Note is subject to the following provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined in this Note shall have the meanings set forth in the Note Purchase Agreement, and (b) the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 90 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Conversion” shall have the meaning ascribed to such term in Section 3.

“Conversion Price” shall mean the price paid by investors in the Next Financing for the Conversion Securities.

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“Conversion Securities” means, collectively, the securities issuable in the Next Financing.

“Note” means this Non-Interest Bearing Convertible Note.

“Notes” means this Note together with the other notes of like tenor issued pursuant to the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement between the Company, the and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms and note purchase agreements of like tenor executed by the Company and other purchasers of Notes.

“Note Register” shall have the meaning set forth in Section 2.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“New York Courts” shall have the meaning set forth in Section 6(d).

“Next Financing” shall mean the first private placement by the Company of its securities that follows the issuance of the Notes, regardless of whether the Company shall have sold the maximum principal amount of Notes proposed to be offered. The Company will determine when the Next Financing occurs and the terms of the Next Financing, including the securities to be issued in the Next Financing and the purchase price of the securities to be offered in the Next Financing.

“Notice of Conversion” shall mean the Notice of Conversion attached as Annex A to this Note.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2. Investment Representation; Note Register.

(a) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Note Purchase Agreement and may be transferred or exchanged only in compliance with the Note Purchase Agreement and applicable federal and state securities laws and regulations.

(b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

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Section 3. Conversion.

(a) Notice of Next Financing. The Company shall give the Holder reasonable notice prior to the Next Financing and the proposed terms of the Next Financing. The Company shall promptly notify the Holder of any changes in the terms of the Next Financing or the Conversion Securities.

(b) Conversion. The number of, the rights of the holders of, and the terms of any Conversion Securities being issued upon conversion or all or a portion of this Note shall be determined by dividing the principal amount of this Note being converted by the purchase price of the Conversion Securities in the Next Financing, with any fractional Conversion Securities being rounded up to the next higher whole number of Conversion Securities. The Holder shall have, with respect to the Conversion Securities issued to the Holder, the same rights as are granted to the investors in the Next Financing; provided, that the Company may require the Holder to execute any documents which are executed by investors in the Next Financing in order to provide for such rights. With respect to both the automatic conversion and the optional conversion, in the event that the Company modifies the price at which the Conversion Securities are sold or the terms of the Conversion Securities after the initial issuance of Conversion Securities to the Holder in a manner which is favorable to the Holder, the Holder shall be entitled to receive the benefit of such change and the Company shall promptly issue to the Holder such additional or replacement Conversion Securities as may be necessary to provide the Holder with the more favorable terms or more favorable Conversion Securities. The Company may, as a condition to the delivery of Conversion Securities that have been modified from the Conversion Securities initially issued to the Holder, require the Holder to deliver to the Company the Conversion Securities previously issued.

(c) Automatic Conversion. The amount by which the principal amount of the Notes exceeds the purchase price of the Notes, which is the unamortized original issuance discount, is automatically converted into Conversion Securities at such time as the Company first issues Conversion Securities in the Next Financing.

(d) Optional Conversion. The principal of the Notes, other than the amount of the principal amount subject to the automatic conversion, is convertible, at the option of the holder, in whole or in part, into Conversion Securities in the Next Financing, by executing the Notice of Optional Conversion attached to this Note. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Section 3(d), following conversion of a portion of the principal amount of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(e) Merger or Other Fundamental Transaction. In the event of a merger or other fundamental transaction where the Company is not the surviving party, provision shall be made in the agreement relating to the transaction to provide that the Holder will have the same rights after such transaction as the Holder had prior to the consummation of the transaction, including the provisions of this Section 3.

(f) Delivery of Conversion Securities Upon Conversion. The Company shall deliver the Conversion Securities at or about the time the Conversion Securities are delivered to investors in the Next Financing.

(g) Transfer Taxes and Expenses. The issuance of Conversion Securities on conversion of the principal of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Securities, provided that the Holder shall pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Conversion Securities in a name other than that of the Holder and the Company shall not be required to issue or deliver such Conversion Securities unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company or its transfer agent the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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Section 4. No Right of Prepayment. The Company shall have no right to prepay this Note without the consent of the Holder.

Section 5. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default by the Company in the payment of principal on the Note when the same is due and such failure shall continue for a period of ten Business Days;

(ii) the Company shall be subject to a Bankruptcy Event;

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note plus any amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Company’s obligations under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

(a) Notices. All notices, including the Notice of Conversion, provided for in this Note shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier or e-mail, upon the date of receipt provided that receipt is acknowledge by the recipient. Notices shall be sent to the Holder at the address set forth on the Company’s Note Register. Any party may, by like notice, change the address, person, telecopier number or e-mail to which notice shall be sent.

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(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company and, in the case of a Note which is lost, stolen or destroyed, the Company may request indemnity and/or a bond as to the value of the Note and the Conversion Securities.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Notes or the Note Purchase Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of New York in the State of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Legal Action. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

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(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(h) Usury Savings Clause. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(i) Remedies, Characterizations, Other Obligations, Breaches. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(Signature on Following Page)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NATURE’S BEST BRANDS, INC.

By:
Lawrence Biggs, Chief Executive Officer
Email for Notices: Larry@LarryBiggs.com

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Non-Interest Bearing % Convertible Note of Nature’s Best Brands, Inc.., a Florida corporation (the “Company”), into Conversion Securities, as defined in the Note, according to the conditions hereof, as of the date written below. If Conversion Securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion if the shares are issued in the name of the Holder of the Note, except for such transfer taxes, if any.

In exercising the optional conversion right, the Holder represents and warrants that the representations and warranties by the Holder pursuant to Section 3 of the Note Purchase Agreement are true and correct as of the date of this notice of conversion as if made on and as of such date.

Conversion calculations:

Date to Effect Conversion: ___________________________________________

Principal Amount of Note to be Converted:___________________________________________

Conversion Price:___________________________________________

Number of shares of Conversion Securities to be issued (The sum of the principal amount to be converted divided by the Conversion Price):

Signature: ___________________________________________

Name:___________________________________________

Address for Delivery of Common Stock Certificates:___________________________________________

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Exhibit B

Accredited Investor Questionnaire

The following are tests for an accredited investor. Please initial which tests are applicable. Please initial all that apply.

__X__ A natural person whose individual net worth or joint net worth with Purchaser’s spouse, at the time of this purchase exceeds $1,000,000 (PLEASE NOTE: In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than indebtedness secured by your primary residence, up to the estimated fair market value of the primary residence, unless the borrowing occurs in the 60 days preceding the purchase of the Units and is not in connection with the acquisition of the primary residence. In such cases, the debt secured by the primary residence must be treated as a liability in the net worth calculation.). In the event any incremental mortgage or other indebtedness secured by your primary residence occurs in the 60 days preceding the date of the purchase of the Units, the incremental borrowing must be treated as a liability and deducted from your net worth even though the value of your primary residence will not be included as an asset. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence should also be deducted from your net worth);

_____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Purchaser’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____ A director or executive officer of the Company.

_____ Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

_____ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

_____ Insurance company as defined in section 2(13) of the Securities Act.

_____ Investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

_____ Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

_____ Employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

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_____ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

_____ Any entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor#*).

_____ Any Individual Retirement Account (IRA) for the benefit of an accredited investor*.

_______________________

#    Each equity owner should complete a separate accredited investor questionnaire and should provide a copy of his passport, license or other government issued identification.

*   The tests for an accredited investor who is an individual are the first three tests on this Exhibit A.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 The “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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